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                                   EGGHEAD, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF SHAREHOLDERS -- AUGUST 14, 1997

The undersigned hereby appoint(s) George P. Orban and Brian W. Bender and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Egghead, Inc. held of record by the undersigned on July 8, 1997 at the Special Meeting of Shareholders of the Company to be held at the Crescent Court Ballroom, West 707 Main Street, Spokane, Washington, at 9:00 a.m., local time, on Thursday, August 14, 1997, with authority to vote upon the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.



               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

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  Please mark
 your votes as    /X/
 indicated in
 this example


1. APPROVAL OF ISSUANCE OF COMMON STOCK (THE "ISSUANCE") PURSUANT TO
   AGREEMENT AND PLAN OF MERGER, DATED APRIL 30, 1997, BY AND AMONG EGGHEAD, INC., NORTH FACE MERGER SUB, INC., SURPLUS SOFTWARE, INC. AND THE PRINCIPAL SHAREHOLDERS OF SURPLUS SOFTWARE, INC.

                     FOR / /   AGAINST / /   ABSTAIN / /


   SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ISSUANCE.

        The Board of Directors recommends a vote "FOR" the Issuance.

   Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

    / /  I plan to attend the Special Meeting

Date ___________  Signature(s) ____________________________________________

Date ___________  Signature(s) ____________________________________________

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